SAFEGUARD  HEALTH  ENTERPRISES,  INC.
                                   _____________________

                                   TERM  SHEET  AGREEMENT
                                   _____________________

DATE:     March  1,  2000  (the  "Effective  Date")

PARTIES:
        1.     SafeGuard  Health  Enterprises,  Inc.  (the  "Company")
        2.     CAI  Partners  and  Company II, L.P. and CAI Capital Partners
               And Company II,  L.P.  (collectively  "CAI")
        3.     Jack  R.  Anderson  ("Anderson")
        4.     Silicon  Valley  Bank  ("Bank")
        5. John Hancock Mutual Life Insurance Company and the other holders of the 7.91% Senior Notes of the Company due September 30, 2005 (collectively "Hancock")
        6.     Steven  J.  Baileys,  D.D.S.  ("Baileys")

     _______________

     This Term Sheet Agreement (the "Agreement") summarizes various binding agreements between the parties. It is not a letter of intent. The parties contemplate that the agreements evidenced by this Agreement will be memorialized in further documentation which may include a Shareholders Agreement, to be prepared and executed by the parties at a later date. However, the agreements evidenced by this Agreement are not subject to or conditioned upon the execution and delivery of such further documentation.

     1.     Investor  Senior Loan.  On the Effective Date hereof, CAI, Anderson,
            ---------------------
and Baileys (collectively the "Investors"), severally and not jointly, shall loan the Company the aggregate amount of $8,000,000 (the "Investor Senior Loan") in the following amounts: CAI - $5,000,000; Anderson - $2,500,000; and Baileys - $500,000. The Investor Senior Loan shall bear interest at the rate of ten percent (10%) per annum. Interest is payable quarterly and at maturity. The maturity date of the Investor Senior Loan is April 30, 2001. The maturity date of the Investor Senior Loan shall be accelerated in the event of a liquidation or dissolution of the Company. The Investor Senior Loan is unsecured but the Company agrees with the Investors to comply with the same negative pledges with respect to liens on its assets as is contained in the Loan Documents between the Company and the Bank and the Note Purchase Agreement between the Company and Hancock. The Company shall not incur any other indebtedness senior or equal to the Investor Senior Loan. Repayment of the Investor Senior Loan in full shall be prior to repayment of the Bank Loan and the Hancock Notes according to the subordination agreement set forth below. In the event of the closing of the sale of the Preferred Stock and Convertible Notes described below, the principal balance of the Investor Senior Loan shall be cancelled as consideration for the purchase of the Series A Preferred Stock and Series A Convertible Notes by the Investors.

     2.     Sale  of  Series A Preferred Stock and Series A Convertible Notes to
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the Investors.  The Investors, severally and not jointly, agree to purchase from
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the  Company  (a)  64,000  shares  of  Series A Preferred Stock for an aggregate purchase price of $6.4 million and (b) Series A Convertible Notes having an aggregate principal amount of $1.6 million. The consideration for the Series A Preferred Stock and the Series A Convertible Notes shall be cancellation of the outstanding principal balance of the Investor Senior Loan. Accrued interest due under the Investor Senior Loan shall be payable in cash to the Investors on the date of closing.

     a.     Series  A  Preferred Stock.  The Series A Preferred Stock shall have
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the  following  rights,  preferences  and  limitations:

     i. The Series A Preferred Stock shall have a liquidation preference of $100 per share or an aggregate liquidation preference of $6.4 million. The liquidation preference shall be senior to all other securities of the Company including the Series B, C and D Preferred Stock described below and the Common Stock.

     ii. The Series A Preferred Stock shall not have specified dividends but shall be entitled to participate on an as-converted basis in any dividends paid on the Common Stock of the Company or the Series B, C or D Preferred Stock.

     iii. The Series A Preferred Stock shall not be subject to mandatory redemption at the election of the Investors but shall be subject to redemption at a redemption price of $100 per share by the Company at any time on or after ten (10) years after the original date of issuance.

     iv. The Series A Preferred Stock shall be convertible into shares of Common Stock at a conversion price of $1.00 per share. Each share of Series A Preferred Stock shall be initially convertible into 100 shares of Common Stock based on the $100 liquidation preferential amount thereof. The conversion price and number of shares will be subject to customary anti-dilution adjustments for stock splits, share dividends, recapitalizations, stock issuances, etc., with the anti-dilution adjustment for the issuance of shares at less than the conversion price being determined on the "weighted average method."

     v. Subject to the provisions of Section 3A hereof, the Series A Preferred Stock, voting as a single class, shall be entitled to elect a majority
(4) of the Board of Directors. On all other matters, the holders of the Series A Preferred Stock shall vote together with the holders of the Common Stock and the Series B, C and D Preferred Stock and shall be entitled to cast one vote for each share of Common Stock into which the Series A Preferred Stock is convertible.

     vi. The approval of the Series A Preferred Stock, voting as a separate class, shall be required for the issuance of any securities having liquidation or other rights senior or superior or equal in any respect to the rights of the Series A Preferred Stock.

     b.     Series  A  Convertible  Notes.  The Series A Convertible Notes shall
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have  the  following  terms.

     i. The Series A Convertible Notes shall bear interest at the rate of ten percent (10%) per annum from the date of issuance, payable quarterly and at maturity.

     ii. The Series A Convertible Notes shall be automatically converted into shares of Series A Preferred Stock upon the approval by the stockholders of the Company of an amendment to its certificate of incorporation increasing the number of authorized shares of Common Stock sufficient for the issuance of Common Stock upon the conversion of the shares of Series A Preferred Stock and the Series B, C and D Preferred Stock issuable upon the automatic conversion of the Series A Convertible Notes and the Series B, C and D Convertible Notes. The conversion price will be $100 per share and subject to the same anti-dilution protection as the Series A Preferred Stock. Initially the Series A Convertible Note will be convertible into an aggregate of 16,000 shares of Series A Preferred Stock.

     iii.     The  Series  A  Convertible  Notes  shall  have  no voting rights.

     iv. The Series A Convertible Notes and the payment thereof shall be senior and superior to the Series B, C and D Convertible Notes.

     3.     Sale  of  Series  B,  C  and D Preferred Stock and Series B, C and D
            --------------------------------------------------------------------
Convertible  Notes.  The  Bank  and  Hancock  agree  to purchase an aggregate of
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176,000  shares  of  Series  B,  C  and  D Preferred Stock and Series B, C and D
Convertible Notes having an aggregate principal balance of $4.4 million. The consideration for the Series B Preferred Stock and Series B Convertible Notes shall be the cancellation of all indebtedness and obligations of any kind of the Company, whether principal, interest, costs, expenses or other, to the Bank and Hancock, respectively. The amount of shares of Series B, C and D Preferred Stock and principal amount of the Series B, C and D Convertible Notes shall be allocated to the Bank and Hancock, respectively, as follows: (i) the Bank and Hancock shall each purchase 32,000 shares of Series B Preferred Stock (in the aggregate 64,000 shares) and a Series B Convertible Note with a principal balance of $.8 million (in the aggregate $1.6 million); (ii) the Bank shall purchase 24,000 shares of Series C Preferred Stock and a Series C Convertible Note with the principal balance of $.6 million, and (iii) Hancock shall purchase 88,000 shares of Series D Preferred Stock and a Series D Convertible Note with the principal balance of $2.2 million.

     a.     Series  B,  C  and  D  Preferred Stock.  The rights, preferences and
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limitations  of  the Series B, C and D Preferred Stock shall be identical except as  set  forth  below:

     i. The Series B, C and D shall have a liquidation preference of $100 per share. The Series B Preferred Stock liquidation preference shall be senior to the Series C Preferred Stock liquidation preference. The Series C Preferred Stock liquidation preference shall be senior to the Series D Preferred Stock liquidation preference. The Series B, C and D Preferred Stock liquidation preferences shall be secondary to the Series A Preferred Stock but prior to any liquidation rights of the Common Stock.

ii. The Series B, C and D Preferred Stock shall not have specified dividends but shall be entitled to participate on an as-converted basis in any dividends paid on the Common Stock of the Company or the Series A, B, C or D Preferred Stock as the case may be.

     iii. The Series B, C and D Preferred Stock shall not be subject to mandatory redemption at the election of the Investors but shall be subject to redemption at a redemption price of $100 per share by the Company at any time on or after ten (10) years after the original date of issuance.

     iv. The Series B, C and D Preferred Stock shall be convertible into shares of Common Stock at a conversion price of $1.00 per share. Each share of Series B, C and D Preferred Stock shall be initially convertible into 100 shares of Common Stock based on the $100 liquidation preferential amount thereof. The conversion price and number of shares will be subject to customary anti-dilution adjustments for stock splits, share dividends, recapitalizations, stock issuances, etc., with the anti-dilution adjustment for the issuance of shares at less than the conversion price being determined on the "weighted average method."

     v. Subject to the provisions of Section 3A hereof, the Series B, C and D Preferred Stock voting together as a single class, shall be entitled to elect one director to the Board of Directors. On all other matters, the holders of the Series B, C and D Preferred Stock shall vote together with the holders of the Series A Preferred Stock and the Common Stock and shall be entitled to cast one vote for each share of Common Stock into which the Series B, C and D
Preferred  Stock  is  convertible.

     vi. The approval of the Series B, C and D Preferred Stock, voting as a separate class, shall be required for the issuance of any security of the Company having liquidation or other rights senior and superior or equal in any respect to the rights of the Series B, C and D Preferred Stock.

     b.     Series  B,  C and D Convertible Notes.  The terms of the Series B, C
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and  D  Convertible  Notes  shall be identical to the Series A Convertible Notes except that (i) the Series B, C and D Convertible Notes shall be convertible into Series B, C and D Preferred Stock, respectively and (ii) payment of the Series B Convertible Note shall be senior and superior to the Series C Convertible Note, (iii) payment of the Series C Preferred Note shall be senior and superior to payment of the Series D Convertible Note. Initially the Series B, C and D Convertible Notes will be convertible into an aggregate of 16,000 shares of Series B Preferred Stock, 6,000 shares of Series C Preferred Stock and 22,000 shares of Series D Preferred Stock, respectively.

     3A.     Change  in  Class  Vote Applicable to Elections.  In the event that
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CAI  and  Anderson  at  any  time  sell  fifty  percent  (50%)  or more of their respective Investor Senior Loan or their respective Series A Preferred Stock and Series A Convertible Notes, then, with respect to the election of directors, the Series A, B, C and D Preferred Stock shall be entitled to vote together as a single class to elect five (5) directors to the Board of Directors and the provisions of Section 2.a.v. and Section 3.a.v. hereof with respect to the election of directors shall not be applicable.

4.     Closing.  The  closing  of  the  sale  of  the  Preferred  Stock  and the
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Convertible  Notes  shall  occur on the first calendar day of the calendar month following the month in which satisfaction of the following conditions occurs effective immediately prior to the commencement of business on such day:

     a.     Regulatory  Approval.  Receipt  of all required regulatory approvals
            --------------------
to the transactions contemplated by this Agreement unless otherwise waived by CAI and Anderson;

     b.     Performance.  The  performance by all of the Investors, the Bank and
            -----------
Hancock of their obligations to purchase the Preferred Stock and the Convertibles Notes as described above;

     c.     Bankruptcy.  The  Company  shall not have been placed in bankruptcy,
            ----------
either  voluntary  or  involuntarily;

     d.     Receivership.  Neither the Company nor any of its subsidiaries shall
            ------------
have been placed in a receivership or conservatorship by any regulatory agency unless otherwise waived by CAI and Anderson; and

     e.     Forbearance.  The  Banks  and  Hancock  have  complied  with  the
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forbearance  and  subordination  agreements  set  forth  in  this  agreement.

     The  Closing  shall  not  be  subject  to  any  other conditions precedent.

     5.     Terminated  Purchase  Agreement.  The  Company, the Bank and Hancock
            -------------------------------
acknowledge and agree that CAI and Anderson properly terminated that certain Debenture and Note Purchase Agreement dated as of June 29, 1999 (the "Terminated Purchase Agreement") pursuant to Sections 8.4(a) and 8.4(b) thereof and waives and releases any contrary claim or assertion. This Agreement does not supersede or extinguish any of the rights of CAI and Anderson under the Terminated
Purchase Agreement that survived the termination thereof including, without limitation, their rights to be reimbursed costs and expenses as provided therein. Such costs and expenses which shall not exceed $250,000 in the aggregate, together with the costs and expenses of CAI and Anderson in connection with this Agreement, shall be paid immediately after the execution of this Agreement out of the proceeds of the Investor Senior Loan.

6.     Subordination  Agreement.  The  Bank  and Hancock agree that the Investor
       ------------------------
Senior Loan shall be paid 100% in full in cash before any payment of any kind shall be made on the Bank Loan or the Hancock Notes. Any distribution which would otherwise, but for the provision of this Agreement, be payable or deliverable in respect of the Bank Loan or the Hancock Notes shall be paid or delivered directly to the Investors in payment of the Investor Senior Loan until the Investor Senior Loan, principal and interest, is paid 100% in full. For the purpose thereof "distribution" means, with respect to any indebtedness (a) any payment or distribution by any person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any person. The Investor Senior Loan shall continue to be treated as debt that is senior to the Bank Loan and the Hancock Notes and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Investors, the Bank and Hancock even if all or part of the Investor Senior Loan is subordinated, set aside, voided, invalidated or disallowed in connection with any proceeding or sale or transfer or other distribution of all or substantially all of the assets of the Company and this Agreement shall be reinstated if at any time any payment of the Investor Senior Loan is rescinded or must otherwise be returned by any holder of the Investor Senior Loan. The Bank and Hancock agree not to initiate or prosecute any claim, action, or other proceeding challenging the enforceability or validity of the Investor Senior Loan.

     7.     Forbearance  Agreement.  Until  April 30, 2001, the Bank and Hancock
            ----------------------
shall not demand or accept any payment, principal or interest, or accelerate or take any enforcement action with respect to the Bank Loan and the Hancock Notes. For the purposes hereof "enforcement action" means any of the following: (a) to take from or for the account of the Company by set-off or in any other manner the whole or any part of any monies which may now or after be owing by the Company with respect to the Bank Loan or the Hancock Notes; (b) to sue for payment of, or initiate or participate in any other suit, action or proceeding against the Company (i) to enforce payment of or to collect the whole or any part of the Bank Loan or the Hancock Notes or (ii) to enforce any other rights, powers, privileges or remedies under the Bank Loan Documents or the Hancock Note Agreement; or (c) to take any action under the provisions of any state or federal law to enforce, foreclose upon, take possession of or sell any property or assets of the Company. In addition, the Bank and Hancock shall agree to cooperate to the extent commercially reasonable with respect to any other forbearance matters which shall be required in order for the Company to receive a "clean" audit report in its financial statements without any qualifications or exceptions.

     8.     Shareholders  Agreement.  The  Investors, the Bank and Hancock agree
            -----------------------
to  an  agreement  among  such  parties  having  the  following  provisions:

     a.     Voting.  Such  parties agree to vote all shares of voting securities
            ------
of the Company now or hereafter held by such parties (i) to approve an amendment to the certificate of incorporation of the Company increasing the authorized number of shares of Common Stock of the Company to a number sufficient to permit the conversion of the Series A Preferred Stock and the Series B Preferred Stock issuable upon conversion of the Convertible Notes as specified above, and (ii) to maintain the size of the Board of Directors at seven (7), and (iii) to take and authorize any such further actions as may be necessary or required to fully effectuate this Agreement. The holders of the Series A Preferred Stock shall elect as a director an individual designated by the Bank and Hancock and reasonably approved by the holders of the Series A Preferred Stock. Upon the closing, the director designated by the Bank and Hancock shall be elected to the Board of Directors to fill the vacant position as contemplated by Section 9(d) below.

     b.     Drag-Along  Rights.  CAI  and  Anderson shall have drag-along rights
            ------------------
with respect to the shares owned by the Bank and Hancock in connection with a sale of the Company in a transaction approved by the Board of Directors of the Company; provided that if the value of the securities of the Company in such sale is less than $30 million, a fairness opinion by an investment banker shall be provided.

     9.     Certain  Representations.  SafeGuard, acting by and through its duly
            ------------------------
authorized officers, and Baileys, individually, hereby represent and warrant to the Investors, the Bank and Hancock as follows:

     a.     Material  Events.  To the best knowledge of the Company and Baileys,
            ----------------
there is no event or claim of any kind whatsoever that has occurred, is pending or is threatened that has had or could have a material adverse effect on the Company or would be considered a material event as such term is defined under federal securities laws (including court decisions interpreting the same) which event or claim has not been publicly disclosed in a report filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or otherwise publically disclosed in a press release issued by the Company or that certain press release dated December 17, 1999 issued by Berman, Devalerio & Pease, L.L.P. related to a class action lawsuit against the Company. For the purpose hereof, any notice of termination or non-renewal, notice of intent to terminate or non-renew or termination or non-renewal of any group or individual customer contracts which either individually or in the aggregate represent a material number of the members of the plan of the Company shall constitute a material adverse event.

     b.     Regulatory  Compliance.  Up  to  $5  million  of the proceeds of the
            ----------------------
Investor Senior Loan will be used immediately for a capital contribution to Safe Health Life Company, the insurance subsidiary of the Company, required to be made on the Effective Date by applicable governmental regulations. Except for such capital infusion, all the other subsidiaries of the Company are in compliance with all material provisions of the laws, rules and regulations applicable to the certificate of authority or license held by such subsidiary and none of the subsidiaries has any deficit in any required reserves, capital or other funds required to be maintained by such subsidiary under applicable regulatory requirements.

     c.     Board  Approval.  This  Agreement  and  the transactions provided in
            ---------------
this Agreement, including, without limitation, the issuance of the Investor Senior Loan, the Preferred Stock, the Convertible Notes and the approval of the amendment to the certificate of incorporation as contemplated herein, have been approved by the affirmative vote of not less than seventy-five percent (75%) of the current members of the Board of Directors of the Company at a meeting duly called and held in accordance with the Bylaws of the Company. The Board of Directors have taken all action and adopted all approvals necessary in order that the transactions contemplated by this Agreement do not and shall not cause the rights issued to the stockholders of the Company pursuant to that certain Rights Agreement, dated as of March 22, 1996 between the Company and American Stock Transfer and Trust Company, as Rights Agent, to become exercisable or any similar rights under any other rights agreement applicable to the stockholders of the Company to become exercisable.

     d.     Board of Directors.  The following changes with respect to the Board
            ------------------
of Directors of the Company have occurred or have been duly authorized and approved by the Board of Directors of the Company in accordance with the Bylaws of the Company:

     i. After the Board approvals described in Section 9(c) above, Messrs. Cox, McKenna, Mann, Stevens and Boyd resigned from the Board of Directors of the Company and the incumbent directors of the Company were then Baileys, Brendzel and Dennis Gates;

     ii. Jack R. Anderson, Leslie B. Daniels and James E. Buncher were then by the Board of Directors appointed as directors of the Company effective upon execution of this Agreement; and

     iii. One vacancy shall remain on the Board of Directors of the Company to be filled upon the closing by the holders of the Series B, C and D Preferred Stock as provided in Section 8(a)(iii) above.

     e.     Employment  Agreements.  Messrs.  Cox,  Brendzel  and  Kaufman  have
            ----------------------
agreed that any acceleration or vesting of any rights or benefits under his respective employment agreement with the Company or otherwise resulting from a change of control, including severance payments, shall not occur by virtue of the transactions contemplated by this Agreement and have waived any claim that such is the case.

     10.     Cancellation  of  Warrants.  Upon  the  closing  of the sale of the
             --------------------------
Preferred Stock and the Convertible Notes, Hancock agrees that those certain Warrants for an aggregate of 382,000 shares of Common Stock of the Company issued pursuant to that certain First Amendment and Waiver to Note Purchase
Agreement  dated  as  of  May  28,  1999  shall  be  cancelled  in all respects.

     11.     Registration  Rights.  None  of  the Investors, the Bank or Hancock
             --------------------
shall have any demand registration rights. The Investors, the Bank and Hancock shall have piggyback registration rights with respect to any securities offering by the Company (other than in connection with an acquisition or an employee benefit plan) on a pro rata basis, subject to any underwriter's cutback on the total number of shares available to be sold by stockholders of the Company in the offering. The parties shall have indemnification rights in connection with any such offering as specified in the Registration Rights Agreement attached as an Exhibit to the Terminated Purchase Agreement. The Company will pay all registration expenses but no selling expenses.

     12.     Certain  Covenants.
             ------------------

     a.     Regulatory  Filings.  Each  party  hereto  agrees to proceed in good
            -------------------
faith and as soon as practicable to make and pursue all regulatory filings and to obtain of all regulatory approvals required for the transactions specified in this Agreement.

     b.     Stockholder  Meeting.  Upon the closing of the sale of the Preferred
            --------------------
Stock and the Convertible Notes, SafeGuard shall immediately take all actions required to call and hold a special meeting of the stockholders for the purposes of approving an amendment to the certificate of incorporation of the Company to increase the number of authorized shares of Common Stock of the Company as contemplated by this Agreement.

     13.     Other  Understandings.
             ---------------------

     a.     Board  of  Directors.  So  long  as  the  Investor  Senior  Loan  is
            --------------------
outstanding, three (3) directors of the Company shall be designees of CAI and Anderson.

     b.     Senior Debt.  Notwithstanding any provision of this Agreement to the
            -----------
contrary, the Board of Directors of the Company may borrow up to $3,500,000 for working capital purposes on a basis senior and superior to the Investor Senior Loan, the Bank Loan, the Hancock Notes, the Preferred Stock and the Convertible Notes without the consent of the Investors, the Bank or Hancock.

     c.     Outstanding Shares.  In connection with the transactions provided in
            ------------------
this Agreement, the issued and outstanding shares of Common Stock of the Company on the Effective Date shall remain issued and outstanding and the stock options granted to employees and officers of the Company under the stock option plan of the Company prior to the Effective Date shall remain issued and outstanding in accordance with their terms.

     d.     Costs and Expenses.  Whether or not the transactions contemplated by
            ------------------
this Agreement are consummated, the Company will pay (or reimburse upon request) all costs and expenses of CAI and Anderson including, without limitation, reasonable fees and expenses of their consultants, counsel and accountants, in connection with or leading to the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

     e.     Indemnity.  The  Company  will  pay and indemnify the Investors, the
            ---------
Bank and Hancock and their respective stockholders, partners, trustees, officers, employees and agents, against all liability and loss with respect to
(i) all claims for fees or commissions of brokerage or finders engaged by the Company with respect to the transactions contemplated by this Agreement, (ii) all taxes, fees and other public charges payable in connection with the issuance of any of the Preferred Stock or Convertible Notes or the execution, delivery, and enforcement of this Agreement for any of the rights of the Preferred Stock or Convertible Notes, and (iii) all claims and suits, either direct or derivative, commenced by or on behalf of the Company or the stockholders of the Company relating to or arising out of this Agreement or the transactions contemplated herein. Such rights shall survive the termination or consummation of this Agreement. The Company shall indemnify the three directors designated by CAI and Anderson to the fullest extent permitted by applicable law.

f.     Waiver.  Baileys,  the Bank and Hancock agree that they shall not assert,
       ------
and hereby waive, any claims in their capacity as a shareholder or creditor of the Company against the three directors designated by CAI and Anderson for acts or omissions in their capacity as directors of the Company at any time during the period from the Effective Date through the closing date except for intentional acts of fraud or dishonesty.

g.     Employment Agreement.  Baileys agrees that any acceleration or vesting of
       --------------------
any rights or benefits under his employment agreement or otherwise resulting from a change of control, including severance payments, shall not occur by virtue of the occurrence of the transactions contemplated by this Agreement and waives any claim that such is the case. In addition, Baileys agrees to voluntarily resign his position as chief executive officer of the Company as of the Effective Date and the Company shall have no obligation to make any severance payments of any kind thereunder as a result thereof. Baileys shall remain as Chairman of the Board of Directors of the Company. All other provisions of his employment agreement shall remain in full force and effect.

     14.     Miscellaneous.
             -------------

     a.     Notices.  All  notices and other communications under this Agreement
            -------
shall be in writing and shall be deemed given upon (i) confirmation or receipt of a facsimile transmission (ii) confirmed delivered by standard overnight carrier, (iii) when delivered by hand or (iv) the expiration of five (5) business days after the date when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to respective parties as set forth in the prior Purchase Agreement, the Bank Loan Documents or the Hancock Note Agreement, as applicable.

     b.     Entire  Agreement.  This  Agreement constitutes the entire agreement
            -----------------
and supersedes all prior agreements and understandings (other than the provisions of the Terminated Purchase Agreement that survive termination thereof), both written or oral, among the parties or any of them, with respect to the subject matter hereof.

     c.     Assignment.  This  Agreement  shall  not be assigned by operation in
            ----------
law or otherwise, except that (i) Anderson may assign part of his respective rights and obligations hereunder to up to two third parties and (ii) CAI may assign all or any part of its respective rights and obligations hereunder to any affiliated investment partnership.

     d.     Amendment.  This  Agreement  may not be amended except by instrument
            ---------
in  writing  signed  on  behalf  of  each  of  the  parties  hereto.

     e.     Binding  Effect.  This  Agreement  shall be binding upon the parties
            ---------------
hereto, their respective heirs, representatives, successors and permitted assigns specifically including any transferees of the Bank Loan, the Hancock Notes, the Investor Senior Loan, the Preferred Stock and the Convertible Notes.

     f.     Exculpation.  Among  Investors,  Bank  and  Hancock.  Each  of  the
            ---------------------------------------------------
Investors, the Bank and Hancock acknowledges that such party is not relying upon any person, firm or corporation, other than the representations of the Company contained herein, in making its investment or decision to invest in the Investor Senior Loan, the Preferred Stock or the Convertible Notes and specifically each such party has not relied on any representation or warranty of any of such other parties in making such investment or decision. The Company acknowledges that it is not relying upon any representation or warranty of the Investors, the Bank and Hancock in entering into this Agreement.

     g.     Arbitration.  In the event of any dispute between any one or more or
            -----------
all of the parties to this Agreement with respect to the respective rights and obligations of the parties under this Agreement, such dispute shall be settled by arbitration in accordance with the arbitration procedures set forth in the Terminated Purchase Agreement.

     h.     Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of laws.

     i.     Counterparts.  This  Agreement  may  be  executed  in  two  or  more
            ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet Agreement as of the Effective Date.

CAI PARTNERS AND COMPANY II, L.P.            JOHN HANCOCK LIFE INSURANCE COMPANY f/k/a
                                             JOHN HANCOCK MUTUAL LIFE INSURANCE
By:  CAI PARTNERS G.P. AND COMPANY, L.P.,    COMPANY
     GENERAL PARTNER
                                             By:____________________________
By:                                          Name:__________________________
Leslie B. Daniels                            Title:_________________________

CAI CAPITAL PARTNERS AND COMPANY II, L.P.    JOHN HANCOCK VARIABLE LIFE INSURANCE
                                             COMPANY
By:  CAI CAPITAL PARTNERS G.P. AND COMPANY,
     L.P., GENERAL PARTNER                   By:____________________________
                                             Name:__________________________
By: _________________________                Title:_________________________
Leslie B. Daniels
                                             INVESTORS PARTNER LIFE INSURANCE COMPANY
_________________________                    (f/k/a JOHN HANCOCK LIFE INSURANCE COMPANY
Jack R. Anderson                             OF AMERICA)

 _________________________                   By:____________________________
Steven J. Baileys, D.D.S.                    Name:__________________________
                                             Title:_________________________
SAFEGUARD HEALTH ENTERPRISES, INC.
                                             MELLON BANK, N.A., solely in its capacity as Trustee for
By: _________________________                Bell Atlantic Master Trust
Steven J. Baileys, D.D.S.,                   (f/k/a Nynex Master Pension Trust), (as directed by John
Chairman and Chief Executive Officer         Hancock Mutual Life Insurance Company) and not in its
                                             individual capacity
By:_________________________
Ronald I. Brendzel, Secretary                By:_________________________
                                             Name:_________________________
                                             Title:_________________________

                                             SILICON VALLEY BANK

                                             By:_________________________
                                             Name:_________________________
                                             Title:_________________________

                            INVESTOR SENIOR LOAN NOTE

                       SAFEGUARD HEALTH ENTERPRISES, INC.


THIS  NOTE  WAS  ISSUED  IN  A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
SECURITIES  ACT  OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED,
                                           ---
PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.


$2,500,000.00     March  1,  2000

     FOR VALUE RECEIVED, the undersigned, SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Issuer") HEREBY PROMISES TO PAY to the order of Jack
                            ------
R.  Anderson  (the  "Payee"),  on or before April 30, 2001, the principal sum of
                     -----
$Two Million Five Hundred Thousand Dollars ($2,500,000.00). The unpaid principal amount of this Note from time to time shall accrue and bear interest at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year of twelve 30-day months), and overdue principal and, to the extent not prohibited by applicable law, overdue installments of interest, shall accrue and bear interest at the rate of 2% per annum in excess of the interest rate
                                       ---  -----
specified  above.

     Both principal and interest are payable in cash or by wire transfer of immediately available funds at the depositary institution specified in writing by the Payee.

1. THE NOTES. This Note is one of an issue of Short Term Senior Loan Notes of the Issuer (the "Notes") issued pursuant to the Term Sheet Agreement dated
                       -----
March  1,  2000,  by  and  between  the  Issuer  and  the parties named therein.

2. PAYMENT PROVISIONS. The Issuer covenants that so long as any of the Notes is outstanding:

2.1     Payment  at  Maturity  of Notes. On the last Business Day on or prior to
        -------------------------------
April 30, 2001, or on any accelerated maturity of the Notes, the Issuer will pay the entire principal amount of all of the Notes then outstanding together with all accrued and unpaid interest thereon.

2.2     Payment  and  Accrual  of  Interest. Interest shall accrue on the unpaid
        -----------------------------------
principal amount of the Notes from and including March 1, 2000 and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2000.

2.3     Prepayment  of Notes. This Note is not subject to prepayment without the
        --------------------
consent  of  the  Payee.

2.4     Payments  on  Business  Days.  Whenever any payment to be made hereunder
        ----------------------------
shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

3. SENIOR INDEBTEDNESS. This Note is senior indebtedness of the Issuer to the extent and as provided in the Term Sheet Agreement. This Note and the holder shall be entitled to all the rights and privileges set forth in the Term Sheet Agreement.

4. MISCELLANEOUS. Presentment for payment, demand, notice of dishonor, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note are hereby waived. Issuer agrees that this Note shall be construed, governed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

SAFEGUARD  HEALTH  ENTERPRISES,  INC.


By:_________________________
     Steven  J.  Baileys,  D.D.S.
Chairman  and  Chief  Executive  Officer


By:_________________________
     Ronald  I.  Brendzel,  Secretary

                            INVESTOR SENIOR LOAN NOTE

                       SAFEGUARD HEALTH ENTERPRISES, INC.


THIS  NOTE  WAS  ISSUED  IN  A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
SECURITIES  ACT  OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED,
                                           ---
PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.


$380,779                                                         March  1,  2000

     FOR VALUE RECEIVED, the undersigned, SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Issuer") HEREBY PROMISES TO PAY to the order of CAI
                             ------
Capital  Partners  &  Co. II-C, L.P. (the "Payee"), on or before April 30, 2001,
                                           -----
the principal sum of Three Hundred Eighty Thousand Seven Hundred and Seventy-Nine Dollars ($380,779). The unpaid principal amount of this Note from time to time shall accrue and bear interest at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year of twelve 30-day months), and overdue principal and, to the extent not prohibited by applicable law, overdue installments of interest, shall accrue and bear interest at the rate of 2% per
                                                                             ---
annum  in  excess  of  the  interest  rate  specified  above.
-----

     Both principal and interest are payable in cash or by wire transfer of immediately available funds at the depositary institution specified in writing by the Payee.

1. THE NOTES. This Note is one of an issue of Short Term Senior Loan Notes of the Issuer (the "Notes") issued pursuant to the Term Sheet Agreement dated
                       -----
March  1,  2000,  by  and  between  the  Issuer  and  the parties named therein.

2. PAYMENT PROVISIONS. The Issuer covenants that so long as any of the Notes is outstanding:

2.1     Payment  at  Maturity  of Notes. On the last Business Day on or prior to
        -------------------------------
April 30, 2001, or on any accelerated maturity of the Notes, the Issuer will pay the entire principal amount of all of the Notes then outstanding together with all accrued and unpaid interest thereon.

2.2     Payment  and  Accrual  of  Interest. Interest shall accrue on the unpaid
        -----------------------------------
principal amount of the Notes from and including March 1, 2000 and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2000.

2.3     Prepayment  of Notes. This Note is not subject to prepayment without the
        --------------------
consent  of  the  Payee.

2.4     Payments  on  Business  Days.  Whenever any payment to be made hereunder
        ----------------------------
shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

3. SENIOR INDEBTEDNESS. This Note is senior indebtedness of the Issuer to the extent and as provided in the Term Sheet Agreement. This Note and the holder shall be entitled to all the rights and privileges set forth in the Term Sheet Agreement.

4. MISCELLANEOUS. Presentment for payment, demand, notice of dishonor, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note are hereby waived. Issuer agrees that this Note shall be construed, governed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.



SAFEGUARD  HEALTH  ENTERPRISES,  INC.


By:_________________________
     Steven  J.  Baileys,  D.D.S.
     Chairman  and  Chief  Executive  Officer


By:_________________________
     Ronald  I.  Brendzel,  Secretary

                            INVESTOR SENIOR LOAN NOTE

                       SAFEGUARD HEALTH ENTERPRISES, INC.


THIS  NOTE  WAS  ISSUED  IN  A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
SECURITIES  ACT  OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED,
                                           ---
PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.


$3,095,503                                                      March  1,  2000

     FOR VALUE RECEIVED, the undersigned, SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Issuer") HEREBY PROMISES TO PAY to the order of CAI
                             ------
Capital  Partners & Co. II, L.P. (the "Payee"), on or before April 30, 2001, the
                                       -----
principal sum of Three Million Ninety-Five Thousand Five Hundred and Three Dollars ($3,095,503). The unpaid principal amount of this Note from time to time shall accrue and bear interest at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year of twelve 30-day months), and overdue principal and, to the extent not prohibited by applicable law, overdue installments of interest, shall accrue and bear interest at the rate of 2% per
                                                                             ---
annum  in  excess  of  the  interest  rate  specified  above.
-----

     Both principal and interest are payable in cash or by wire transfer of immediately available funds at the depositary institution specified in writing by the Payee.

1. THE NOTES. This Note is one of an issue of Short Term Senior Loan Notes of the Issuer (the "Notes") issued pursuant to the Term Sheet Agreement dated
                       -----
March  1,  2000,  by  and  between  the  Issuer  and  the parties named therein.

2. PAYMENT PROVISIONS. The Issuer covenants that so long as any of the Notes is outstanding:

2.1     Payment  at  Maturity  of Notes. On the last Business Day on or prior to
        -------------------------------
April 30, 2001, or on any accelerated maturity of the Notes, the Issuer will pay the entire principal amount of all of the Notes then outstanding together with all accrued and unpaid interest thereon.

2.2     Payment  and  Accrual  of  Interest. Interest shall accrue on the unpaid
        -----------------------------------
principal amount of the Notes from and including March 1, 2000 and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2000.

2.3     Prepayment  of Notes. This Note is not subject to prepayment without the
        --------------------
consent  of  the  Payee.

2.4     Payments  on  Business  Days.  Whenever any payment to be made hereunder
        ----------------------------
shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

3. SENIOR INDEBTEDNESS. This Note is senior indebtedness of the Issuer to the extent and as provided in the Term Sheet Agreement. This Note and the holder shall be entitled to all the rights and privileges set forth in the Term Sheet Agreement.

4. MISCELLANEOUS. Presentment for payment, demand, notice of dishonor, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note are hereby waived. Issuer agrees that this Note shall be construed, governed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.



SAFEGUARD  HEALTH  ENTERPRISES,  INC.


By: _________________________
     Steven  J.  Baileys,  D.D.S.
     Chairman  and  Chief  Executive  Officer


By: _________________________
     Ronald  I.  Brendzel,  Secretary

                            INVESTOR SENIOR LOAN NOTE

                       SAFEGUARD HEALTH ENTERPRISES, INC.


THIS  NOTE  WAS  ISSUED  IN  A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
SECURITIES  ACT  OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED,
                                           ---
PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.


$1,523,718                                                       March  1,  2000

     FOR VALUE RECEIVED, the undersigned, SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Issuer") HEREBY PROMISES TO PAY to the order of CAI
                             ------
Partners  &  Co.  II,  L.P.  (the  "Payee"),  on  or  before April 30, 2001, the
                                    -----
principal sum of One Million Five Hundred Twenty-Three Thousand Seven Hundred and Eighteen Dollars ($1,523,718). The unpaid principal amount of this Note from time to time shall accrue and bear interest at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year of twelve 30-day months), and overdue principal and, to the extent not prohibited by applicable law, overdue installments of interest, shall accrue and bear interest at the rate of 2% per
                                                                             ---
annum  in  excess  of  the  interest  rate  specified  above.
-----

     Both principal and interest are payable in cash or by wire transfer of immediately available funds at the depositary institution specified in writing by the Payee.

1. THE NOTES. This Note is one of an issue of Short Term Senior Loan Notes of the Issuer (the "Notes") issued pursuant to the Term Sheet Agreement dated
                       -----
March  1,  2000,  by  and  between  the  Issuer  and  the parties named therein.

2. PAYMENT PROVISIONS. The Issuer covenants that so long as any of the Notes is outstanding:

2.1     Payment  at  Maturity  of Notes. On the last Business Day on or prior to
        -------------------------------
April 30, 2001, or on any accelerated maturity of the Notes, the Issuer will pay the entire principal amount of all of the Notes then outstanding together with all accrued and unpaid interest thereon.

2.2     Payment  and  Accrual  of  Interest. Interest shall accrue on the unpaid
        -----------------------------------
principal amount of the Notes from and including March 1, 2000 and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2000.

2.3     Prepayment  of Notes. This Note is not subject to prepayment without the
        --------------------
consent  of  the  Payee.

2.4     Payments  on  Business  Days.  Whenever any payment to be made hereunder
        ----------------------------
shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

3. SENIOR INDEBTEDNESS. This Note is senior indebtedness of the Issuer to the extent and as provided in the Term Sheet Agreement. This Note and the holder shall be entitled to all the rights and privileges set forth in the Term Sheet Agreement.

4. MISCELLANEOUS. Presentment for payment, demand, notice of dishonor, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note are hereby waived. Issuer agrees that this Note shall be construed, governed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.



SAFEGUARD  HEALTH  ENTERPRISES,  INC.


By: _________________________
     Steven  J.  Baileys,  D.D.S.
     Chairman  and  Chief  Executive  Officer


By: _________________________
     Ronald  I.  Brendzel,  Secretary

                            INVESTOR SENIOR LOAN NOTE

                       SAFEGUARD HEALTH ENTERPRISES, INC.


THIS  NOTE  WAS  ISSUED  IN  A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE
SECURITIES  ACT  OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED,
                                           ---
PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.


$500,000.00                                                      March  1,  2000

     FOR VALUE RECEIVED, the undersigned, SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Issuer") HEREBY PROMISES TO PAY to the order of
                              ------
Baileys  Family  Trust (the "Payee"), on or before April 30, 2001, the principal
                             -----
sum of Five Hundred Thousand Dollars ($500,000.00). The unpaid principal amount of this Note from time to time shall accrue and bear interest at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year of twelve 30-day months), and overdue principal and, to the extent not prohibited by applicable law, overdue installments of interest, shall accrue and bear interest at the rate of 2% per annum in excess of the interest rate specified above.
                       --- -----

     Both principal and interest are payable in cash or by wire transfer of immediately available funds at the depositary institution specified in writing by the Payee.

1. THE NOTES. This Note is one of an issue of Short Term Senior Loan Notes of the Issuer (the "Notes") issued pursuant to the Term Sheet Agreement dated
                       -----
March  1,  2000,  by  and  between  the  Issuer  and  the parties named therein.

2. PAYMENT PROVISIONS. The Issuer covenants that so long as any of the Notes is outstanding:

2.1     Payment  at  Maturity  of Notes. On the last Business Day on or prior to
        -------------------------------
April 30, 2001, or on any accelerated maturity of the Notes, the Issuer will pay the entire principal amount of all of the Notes then outstanding together with all accrued and unpaid interest thereon.

2.2     Payment  and  Accrual  of  Interest. Interest shall accrue on the unpaid
        -----------------------------------
principal amount of the Notes from and including March 1, 2000 and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 2000.

2.3     Prepayment  of Notes. This Note is not subject to prepayment without the
        --------------------
consent  of  the  Payee.

2.4     Payments  on  Business  Days.  Whenever any payment to be made hereunder
        ----------------------------
shall be stated to be due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

3. SENIOR INDEBTEDNESS. This Note is senior indebtedness of the Issuer to the extent and as provided in the Term Sheet Agreement. This Note and the holder shall be entitled to all the rights and privileges set forth in the Term Sheet Agreement.

4. MISCELLANEOUS. Presentment for payment, demand, notice of dishonor, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note are hereby waived. Issuer agrees that this Note shall be construed, governed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.



SAFEGUARD  HEALTH  ENTERPRISES,  INC.


By: _________________________
     Steven  J.  Baileys,  D.D.S.
     Chairman  and  Chief  Executive  Officer


By: _________________________
     Ronald  I.  Brendzel,  Secretary